As filed with the Securities and Exchange Commission on July 11, 2001
                                                     Registration No 333-59244
-------------------------------------------------------------------------------

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    ------------------------------------


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                            CENDANT CORPORATION
           (exact name of registrant as specified in its charter)


           06-0918165                                  DELAWARE
 (I.R.S. Employer Identification Number)    (State or other Jurisdiction of
                                            Incorporation or Organization)


                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                               (212) 413-1800
                            FAX: (212) 413-1922

            (Address, including zip code, and telephone number,
               including area code, of registrant's principal
                             executive offices)

                           JAMES E. BUCKMAN, ESQ.
                     VICE CHAIRMAN AND GENERAL COUNSEL
                            CENDANT CORPORATION
                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                               (212) 413-1800
                            FAX: (212) 413-1923

          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)
                              ----------------

                                 Copies to:


    ERIC J. BOCK, ESQ.                                     VINCENT J. PISANO, ESQ.
  SENIOR VICE PRESIDENT,                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
     LAW AND SECRETARY                                         4 TIMES SQUARE
    CENDANT CORPORATION                                   NEW YORK, NEW YORK 10036
    9 WEST 57TH STREET                                         (212) 735-3000
    NEW YORK, NY 10019                                       FAX: (212) 735-2000
     (212) 413-1800
   FAX: (212) 413-1922

          This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-59244) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.


                        DEREGISTRATION OF SECURITIES

          This Registration Statement was originally filed to register shares of common stock, par value $0.01 per share, of the Registrant (the "Shares") to be sold from time to time by Chatham Street Holdings, LLC (the "Selling Stockholder"). Pursuant to the undertaking contained in Part II,
Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby requests that the 603,865 unsold Shares be removed from registration by means of this Post-Effective Amendment No. 1.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2001.


                        CENDANT CORPORATION


                        By:   /s/ Eric J. Bock
                             ---------------------------------------
                              Eric J. Bock
                              Senior Vice President - Law




          Pursuant to the requirements of the securities act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.




                   SIGNATURE                              TITLE                          DATE
------------------------------------------------ ------------------------------  ----------------------


                                                 Chairman of the Board,               July 11, 2001
----------------------------------------         President, Chief Executive
       (Henry R. Silverman)                      Officer and Director


                 *                               Vice Chairman, General               July 11, 2001
---------------------------------------          Counsel and Director
       (James E. Buckman)


                 *                               Vice Chairman and Director           July 11, 2001
---------------------------------------
       (Stephen P. Holmes)


                 *                               Senior Executive Vice                July 11, 2001
----------------------------------------         President and Chief
       (Kevin M. Sheehan)                        Financial Officer (Principal
                                                 Financial Officer)


                 *                               Senior Vice President and            July 11, 2001
----------------------------------------         Controller (Principal
        (John McClain)                           Accounting Officer)


                                                 Director                             July 11, 2001
---------------------------------------
        (Myra J. Biblowit)


                                                 Director                             July 11, 2001
----------------------------------------
   (The Honorable William S. Cohen)


                 *                               Director                             July 11, 2001
----------------------------------------
        (Dr. John C. Malone)


                 *                               Director                             July 11, 2001
----------------------------------------
          (Cheryl D. Mills)


                 *                               Director                             July 11, 2001
----------------------------------------
         (Leonard S. Coleman)


                 *                               Director                             July 11, 2001
----------------------------------------
        (Martin L. Edelman)


                  *                              Director                             July 11, 2001
----------------------------------------
         (Sheli Z. Rosenberg)


                  *                              Director                             July 11, 2001
----------------------------------------
     (The Rt. Hon. Brian Mulroney,
        P.C., LL.D.)


                  *                              Director                             July 11, 2001
-----------------------------------------
          (Robert W. Pittman)


                  *                              Director                             July 11, 2001
-----------------------------------------
           (Robert F. Smith)


                  *                              Director                             July 11, 2001
-----------------------------------------
          (Robert E. Nederlander)



         *By:    /s/ Eric J. Bock
             ----------------------------
               (Attorney-in-fact)